Exhibit 10.1

SECOND AMENDMENT TO THE

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

NATIONAL CINEMEDIA, LLC

This Second Amendment to the Third Amended and Restated Limited Liability Company Operating Agreement (this “Amendment”) of National CineMedia, LLC, a Delaware limited liability company (the “Company”), is made and entered into as of August 6, 2010, by and among each of the parties hereto and amends the Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC, dated as of February 13, 2007 (the “Third Amended Agreement”), as amended by the First Amendment to the Third Amended Agreement, dated as of March 16, 2009 (the “First Amendment”, and together with the Third Amended Agreement, the “LLC Agreement”)

RECITALS

WHEREAS, American Multi-Cinema, Inc., a Missouri Corporation (“AMC” or the “AMC Founding Member”), Cinemark Media, Inc., a Delaware corporation (“Cinemark Media” or the “Cinemark Founding Member”), Regal CineMedia Holdings, LLC, a Delaware limited liability company (“Regal” or the “Regal Founding Member”), National CineMedia, Inc., a Delaware corporation (“NCM Inc.”), and AMC ShowPlace Theatres, Inc., a Delaware corporation (“AMC Showplace”), are parties to the LLC Agreement;

WHEREAS, AMC, Cinemark Media, Regal, NCM Inc. and AMC Showplace desire to amend the LLC Agreement pursuant to the terms and conditions hereof; and

NOW, THEREFORE, the parties hereto agree as follows:

1.	Amendment to Section 9.1 (Redemption Right of a Member). Sections 9.1 (a) and (b) (Redemption Right of a Member) are hereby amended in their entirety as follows:

(a) Each Member (other than NCM Inc.) shall be entitled to cause the Company to redeem its Common Units (the “Redemption Right”) from time to time. A Member desiring to exercise its Redemption Right (the “Redeeming Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Company (with a copy to NCM Inc.). The Redemption Notice shall specify the number of Common Units (the “Redeemed Units”) that the Redeeming Member intends to have the Company redeem, whether it intends to sell the shares of NCM Inc. common stock received in the Share Settlement in an underwritten public offering substantially simultaneously with the redemption of its Common Units (an “Underwritten Resale”), a date, which is not less than five (5) Business Days nor more than 10 Business Days after delivery of the Redemption Notice, on which exercise of the Redemption Right shall be completed (the “Redemption Date”). If the Redeeming Member specified an

Underwritten Resale, and desires to redeem Common Units in connection with an underwriter’s over-allotment option, it shall deliver a subsequent Redemption Notice specifying a number of Common Units that it intends to redeem (which redemption shall be settled in the same manner as the prior Redeemed Units) and a Redemption Date that is not less than four (4) Business Days after the delivery of the subsequent Redemption Notice. Unless the Redeeming Member has timely delivered a Retraction Notice or a Termination Notice as provided in Section 9.1(b), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Redeeming Member shall transfer and surrender the Redeemed Units to the Company, free and clear of all liens and encumbrances, and (ii) the Company shall (x) cancel the Redeemed Units, (y) transfer to the Redeeming Member the consideration to which the Redeeming Member is entitled under Section 9.1(b), and (z) issue to the Redeeming Member pursuant to Section 3.4(h) a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (i) of this Section 9.1(a) and the Redeemed Units.

(b) The Redemption Right shall be subject to the following:

(i) In exercising its Redemption Right, a Redeeming Member, at NCM Inc.’s option as provided in Section 3.5(b) and subject to Section 9.1(d), shall be entitled to receive the Share Settlement or the Cash Settlement. Within three (3) Business Days of delivery of the Redemption Notice, NCM Inc. shall give written notice (the “Contribution Notice”) to the Company (with a copy to the Redeeming Member) of its intended settlement method; provided that if NCM Inc. does not timely deliver a Contribution Notice, NCM Inc. shall be deemed to have elected the Share Settlement method. If NCM Inc. elects the Cash Settlement method, the Redeeming Member may retract its Redemption Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to NCM Inc.) within two (2) Business Days of delivery of the Contribution Notice.

(ii) If the Redeeming Member has advised the Company that it intends to have an Underwritten Resale and the Redeeming Member reasonably determines that market conditions with respect to NCM Inc. common stock make it inadvisable to proceed with the Underwritten Resale or if the managing underwriter for the Underwritten Resale advises the Redeeming Member that it does not intend to close the sale of shares of NCM Inc. in the Underwritten Resale, the Redeeming Member may terminate the Redemption Notice (the “Termination Notice”) at any time prior to the Redemption Date by giving notice to the Company (with a copy to NCM Inc.) prior to the Redemption Date.

(iii) The timely delivery of a Retraction Notice or a Termination Notice shall terminate all of the Redeeming Member’s, the Company’s and NCM Inc.’s rights and obligations under this Section 9.1 arising from the Redemption Notice.

2.	No Other Changes. Except as expressly modified hereby, all terms, conditions and provisions of the LLC Agreement shall continue in full force and effect. This Amendment shall be deemed to be and construed as part of the LLC Agreement, and the LLC Agreement shall be deemed to be and be construed as part of this Amendment; provided, however, that in the event of any inconsistency or conflict between the LLC Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

3.	Counterparts. This Amendment may be executed in one or more counterparts and by different parties on separate counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument. The parties agree that this Amendment shall be legally binding upon the electronic transmission, including by facsimile or email, by each party of a signed signature page hereof to the other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment or caused this Amendment to be executed on its behalf as of the date first written above.

AMERICAN MULTI-CINEMA, INC.

By:	/s/ Craig R. Ramsey
Name:	Craig R. Ramsey
Title:	Executive Vice President and Chief
Financial Officer

CINEMARK MEDIA, INC.

By:	/s/ Michael Cavalier
Name:	Michael Cavalier
Title:	Senior Vice President-General Counsel

REGAL CINEMEDIA HOLDINGS, LLC

By:	/s/ Peter Brandow
Name:	Peter Brandow
Title:	Executive Vice President, General Counsel and Secretary

NATIONAL CINEMEDIA, INC.

By:	/s/ Kurt C. Hall
Name:	Kurt C. Hall
Title:	President, Chief Executive Officer and Chairman

AMC SHOWPLACE THEATRES, INC.

By:	/s/ Craig R. Ramsey
Name:	Craig R. Ramsey
Title:	Executive Vice President and Chief Financial Officer